Exhibit 99.1

Rafael Holdings Reports Fourth Quarter and Full Year Fiscal 2026
Financial Results and Provides Corporate Update

NEWARK, NJ – October 29, 2026 (GLOBE NEWSWIRE) - Rafael Holdings, Inc. (NYSE: RFL) today reported its financial results for the fourth quarter and full fiscal year 2026 ended July 31, 2026.

Fiscal 2026 and Recent Corporate Highlights

●	NDA submitted for remibetadex (Trappsol® Cyclo™). On October 28, 2026, Cyclo Therapeutics submitted a New Drug Application (NDA) to the FDA seeking approval of remibetadex for the treatment of Niemann-Pick Disease Type C. The NDA is supported by the Phase 3 TransportNPC™ study, completed in June 2026, which did not meet its primary endpoint in the overall population (p=0.19) but showed 71% slowing of disease progression in a prespecified analysis of patients receiving background miglustat and/or leucine therapy (p=0.046), and by an overall survival analysis versus matched registry controls. The NDA includes a request for a rare pediatric disease priority review voucher.

●	MIT license in Alzheimer’s disease. In April 2026, Cyclo entered into an exclusive, worldwide license with the Massachusetts Institute of Technology for the use of hydroxypropyl-β-cyclodextrin in Alzheimer’s disease.

●	LipoMedix. In June 2026, an investigator-initiated Phase II trial of Promitil® with radiotherapy in patients with cisplatin-ineligible head and neck cancer was launched in Israel.

●	Rafael Medical Devices. Continued the U.S. commercial build-out of the FDA-cleared VECTR™ System, including its regional distributor network.

Rafael Holdings, Inc. Fourth Quarter Fiscal Year 2026 Financial Results

As of July 31, 2026, we had cash and cash equivalents of $22.1 million.

For the three months ended July 31, 2026, we recorded a net loss attributable to Rafael Holdings of $9.2 million, or $0.18 per share, versus a net loss of $12.1 million, or $0.28 per share in the year ago period. The year over year decrease in net loss is largely attributable to a decrease in general and administrative expenses.

Research and development expenses were $7.5 million for each of the three months ended July 31, 2026 and 2025.

General and administrative expenses were $2.4 million for the three months ended July 31, 2026, compared to $5.5 million in the year ago period. The year over year decrease relates to a decrease in payroll, stock-based compensation expense and professional fees.

Rafael Holdings, Inc. Full Fiscal Year 2026 Financial Results

For the twelve months ended July 31, 2026, we recorded a net loss attributable to Rafael Holdings of $29.6 million, or $0.58 per share, versus a net loss of $30.5 million, or $1.04 per share in the year ago period. The year over year decrease in net loss reflects a $4.4 million gain on Cornerstone’s settlements of accounts payable and convertible notes payable and the absence of prior-year unrealized losses on our investment in Cyclo, partially offset by higher research and development expenses following the consolidation of Cyclo Therapeutics in March 2025.

Research and development expenses were $24.3 million for the twelve months ended July 31, 2026, compared to $12.8 million in the year ago period. The year over year increase was primarily attributable to a $13.4 million increase in Cyclo’s research and development expenses in fiscal 2026, as well as an increase in R&D stock-based compensation expense of $0.4 million, offset by decreases in R&D payroll of $1.5 million, and in clinical trial and other expenses of $0.8 million.

General and administrative expenses were $9.7 million for the twelve months ended July 31, 2026, compared to $13.8 million in the year ago period. The decrease of $4.1 million versus the prior year is primarily attributable to decreases in professional fees of $1.3 million, primarily due to merger-related costs in the prior year, stock-based compensation expense of $1.2 million, payroll expense of $0.6 million due to terminations, and other expenses.

About Rafael Holdings, Inc.

Rafael Holdings, Inc. is a biotechnology company that develops pharmaceuticals and holds interests in clinical and early-stage companies that develop pharmaceuticals and medical devices. Our lead candidate is remibetadex (Trappsol® Cyclo™), for which we have completed a pivotal Phase 3 study in Niemann-Pick Disease Type C (“NPC”) and submitted an NDA to the FDA in October 2026. NPC is a rare, fatal and progressive genetic disorder. We also hold interests in other clinical-stage and early-stage pharmaceutical development companies and an orthopedic-focused medical device company.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; the FDA’s review of our NDA for remibetadex, including whether it will be accepted for filing, granted priority review or approved; our eligibility for and ability to monetize a priority review voucher; plans regarding the further evaluation of clinical data; and the potential of our pipeline. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the risk that the FDA may not accept for filing or approve our NDA, including because the Phase 3 TransportNPC™ study did not meet its primary endpoint in the overall population, our need for additional financing and the substantial doubt about our ability to continue as a going concern, and those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2026, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

barbara.ryan@rafaelholdings.com

(203) 274-2825

# # #

RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	July 31,
	2026	2025

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$22,074	$52,769
Prepaid clinical costs	1,839	1,045
Other receivables	—	1,206
Accounts receivable, net of allowance for credit losses of $245 at July 31, 2026 and July 31, 2025	444	627
Inventory	377	281
Prepaid expenses and other current assets	1,083	786
Total current assets	25,817	56,714

Property and equipment, net	1,503	1,596
Non-current prepaid clinical costs	457	1,399
Convertible notes receivable classified as available-for-sale	2,044	1,858
Goodwill	19,939	19,939
Intangible assets, net	863	994
In-process research and development	31,575	31,575
Investments	750	—
Other assets	107	34
TOTAL ASSETS	$83,055	$114,109

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$7,014	$6,893
Accrued expenses	2,943	3,304
Convertible notes payable	608	614
Due to related parties, net	355	723
Other current liabilities	67	66
Total current liabilities	10,987	11,600

Accrued expenses, noncurrent	—	3,895
Convertible notes payable, noncurrent	2	78
Deferred income tax liability	43	138
Other liabilities	53	27
TOTAL LIABILITIES	$11,085	$15,738

COMMITMENTS AND CONTINGENCIES

EQUITY
Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of July 31, 2026 and July 31, 2025	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 51,393,279 issued and outstanding (excluding treasury shares of 101,487) as of July 31, 2026, and 50,789,697 issued and outstanding (excluding treasury shares of 101,487) as of July 31, 2025	514	508
Additional paid-in capital	323,438	322,161
Accumulated deficit	(261,898)	(232,263)
Treasury stock, at cost; 101,487 Class B shares as of July 31, 2026 and July 31, 2025	(168)	(168)
Accumulated other comprehensive income related to unrealized income on available-for-sale securities	544	358
Accumulated other comprehensive income related to foreign currency translation adjustment	3,871	3,787
Total equity attributable to Rafael Holdings, Inc.	66,309	94,391
Noncontrolling interests	5,661	3,980
TOTAL EQUITY	71,970	98,371

TOTAL LIABILITIES AND EQUITY	$83,055	$114,109

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended July 31,		Year Ended July 31,
	2026	2025	2026	2025
	(unaudited)
Revenues	$244	$350	$874	$917

Cost of infusion technology revenue	—	—	—	106
Cost of product revenue	13	19	42	28
G&A expenses	2,444	5,497	9,704	13,781
R&D expenses	7,467	7,547	24,333	12,823
Depreciation and amortization	51	50	204	288
Loss on impairment of goodwill	—	—	—	3,050
Operating Loss	(9,731)	(12,763)	(33,409)	(29,159)
Interest income	213	467	1,236	1,996
Realized gain on available-for-sale securities	—	—	—	178
Unrealized (loss) gain on investment - Cyclo	—	—	—	(5,144)
Unrealized (loss) gain on convertible notes receivable, due from Cyclo	—	—	—	(719)
Interest expense	(6)	(168)	(333)	(658)
Gain on settlement of accounts payable and convertible notes payable	464	—	4,422	—
Other income	63	236	117	310
Loss before income taxes	(8,997)	(12,228)	(27,967)	(33,196)
Benefit from taxes	65	174	13	2,553
Consolidated net loss	(8,932)	(12,054)	(27,954)	(30,643)

Consolidated net loss	(8,932)	(12,054)	(27,954)	(30,643)
Net income (loss) attributable to noncontrolling interests	244	40	1,681	(123)
Net loss attributable to Rafael Holdings, Inc.	$(9,176)	$(12,094)	$(29,635)	$(30,520)

Loss per share attributable to common stockholders
Basic and Diluted	$(0.18)	$(0.28)	$(0.58)	$(1.04)

Weighted average number of shares used in calculation of loss per share - basic and diluted	51,586,276	43,011,360	51,393,118	29,422,221

4